Exhibit (c)-(4)

Exhibit (c)-(4)

STRICTLY CONFIDENTAL AND PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Project Iris

Special Committee Discussion Materials

Goldman Sachs (Asia) L.L.C.

January 21, 2014

STRICTLY CONFIDENTAL AND PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Disclaimer

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”) has prepared and provided these materials and Goldman Sachs’ related presentation (the “Confidential Information”) solely for the information and assistance of the Special Committee of the Board of Directors the “Special Committee” of Iris (the “Company”) in connection with its consideration of the matters referred to herein. Without Goldman Sachs’ prior written consent, the Confidential Information may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purpose. Notwithstanding anything herein to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction for the accounts of Goldman Sachs and its affiliates and employees and their customers.

The Confidential Information has been prepared and based on information obtained by Goldman Sachs from publicly available sources. In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast.

Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company (including any contingent, derivative or other off-balance-sheet assets and liabilities) or any other person and has no obligation to evaluate the solvency of the Company or any person under any law. The analyses in the Confidential Information are not appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any strategic alternative referred to herein as compared to any other alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information.

1

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Goldman Sachs

Key Terms of Consortium's Offer

INVESTMENT BANKING DIVISION

Parties Involved	■ Target: "Iris" or "the Company", a leading US-listed, Cayman-incorporated, Chinese IT services provider ■ Bidder Consortium: Leo, the Company's Chairman & CEO holding a 12.1% stake in Iris; Aries, a Chinese PE sponsor with no current ownership in Iris; and Edelweiss, the PE arm of a China-based securities firm holding a 6.4% stake in Iris ("Consortium")
Proposed Transaction	■ On June 6, 2013, Iris received a preliminary bid from a consortium consisting of Leo and Aries to take the Company private by acquiring all outstanding shares of Iris not already owned by the Consortium ("Transaction"), including shares represented by ADS's, at an offer price of US$0.585 per share, or US$5.85 per ADS ■ On July 24, 2013, Edelweiss joined the Consortium ■ On November 4, 2013, Iris announced receipt of revised offer from the Consortium to acquire Iris at US$5.45 per ADS ■ On January 17, 2014, the Consortium informed the Special Committee that it would raise its offer price to US$5.60 per ADS — Implied fully-diluted equity value of US$350mm based on the latest offer price[1]
Premium Offered	■ 7% premium to current Iris stock price of $5.21 as of January 17, 2014 ■ 16% premium to the last closing price prior to announcement of the original proposal[2] ■ 23% premium to volume weighted average price ("VWAP") one month prior to announcement of the original proposal[2] ■ 22% premium to VWAP three months prior to announcement of the original proposal[2] ■ 36% premium to 52 week low[3] ■ (0)% discount to 52 week high[4]
Financing	■ Debt financing: US$130 mm from Cathay United Bank and Minsheng Bank. Bank committees has approved the debt commitment letters ■ Cash on Company's balance sheet: up to US$15 mm ■ Remaining amount will be funded by equity
Other Key Terms	■ Rollover of management shares: Consortium would like to have senior management and a co-founder named Mr.Qu Jiadong rollover their shares. Rollover is desired but not conditional on the offer ■ Management retention: Consortium would like to retain all management but this is not conditional on the offer ■ Staff-based awards: Rollover all share-based awards (vested and unvested) ■ Consortium does not believe a PRC merger control filing would be required

[1] Based on 62.6 million fully diluted equivalent ADS's outstanding as of September 30, 2013
[2] As of June 5, 2013
[3] As of January 17, 2014
[4] As of Mar 7, 2014

Review of Consortium's Offer 2

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INVESTMENT BANKING DIVISION

Illustrative Offer Price Premium and Multiples

(US$ in millions except per share data)

Illustrative Offer Price Premium

	Consortium Offer	Current Price
Offer Price per Iris ADS	**$5.60**	**$5.21**
% Premium (Discount) to Last Closing Price Prior to Announcement of Original Consortium Proposal [1]	*15.7 %*	*7.6 %*
% Premium (Discount) to Current Price [2]	*7.5 %*	*0.0 %*
% Premium (Discount) to 52 Week High	*(0.4)%*	*(7.3)%*
% Premium (Discount) to 52 Week Low	*36.3 %*	*26.8 %*
% Premium (Discount) to 2 Year High	*(49.1)%*	*(52.6)%*
% Premium (Discount) to 2 Year Low	*48.9 %*	*38.6 %*
% Premium (Discount) to 1 Month VWAP Prior to Announcement of Original Consortium Proposal [1]	*22.8 %*	*14.2 %*
% Premium (Discount) to 3 Month VWAP Prior to Announcement of Original Consortium Proposal [1]	*22.0 %*	*13.5 %*
Iris Equivalent FD ADS Outstanding (mm) [3]	62.6	62.1
Iris Implied Fully-Distributed Equity Value	$350.5	$323.7
Less: Cash & Equivalents [4]	($86.0)	($86.0)
Add: Debt [4]	$159.4	$159.4
Add: Minority Interest [4]	$7.3	$7.3
Iris Implied Enterprise Value	**$431.2**	**$404.4**

Illustrative Transaction Multiple

	Relevant Iris Data	Consortium Offer	Offer Price Implied Multiple: AsiaInfo [5]	Offer Price Implied Multiple: Pactera [5]	Trading Multiple: ChinaSoft [6]
Enterprise Value/EBITDA:					
IBES Estimates [7]:					
2013E EBITDA	*NA*	NA	9.2 x	6.9 x	9.2 x
2014E EBITDA	*NA*	NA	9.8 x	5.6 x	7.8 x
2015E EBITDA	*NA*	NA	10.3 x	4.9 x	5.8 x
Management Estimates:					
2013E EBITDA [8]	*$ 49.4*	8.7 x			
2014E EBITDA	*$ 52.2*	8.3 x			
2015E EBITDA	*$ 63.0*	6.8 x			
P/E Multiple					
IBES Estimates [7]:					
2013E EPS	*$ 0.13*	43.1 x	NM	11.4 x	17.7 x
2014E EPS	*$ 0.23*	24.3 x	15.4 x	9.1 x	14.7 x
2015E EPS	*NA*	NA	12.2 x	8.5 x	11.2 x
Management Estimates:					
2013E EPS [8]	*$ 0.41*	13.5 x			
2014E EPS	*$ 0.29*	19.2 x			
2015E EPS	*$ 0.37*	15.1 x			

Source: Management projections, IBES, public filings and Company data; Latest market data as of January 17, 2014; AsiaInfo IBES estimates as of Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on Jan 15, 2014

[1] Last closing price prior to announcement of original Consortium proposal is $4.84 as of June 5, 2013. Prior to original announcement prices show undisturbed statistics (before June 5, 2013)

[2] Closing price is $5.21 as of Jan 17, 2014

[3] Based on the diluted equivalent ADS's outstanding calculated by the treasury method

[4] Based on Iris' Sep 30, 2013 financial statements

[5] AsiaInfo and Pactera are US listed companies. AsiaInfo announced the receipt of a take-private proposal on January 20, 2012. On May 13, 2013, AsiaInfo announced that it entered into a definitive merger agreement to be acquired by a consortium led by CITIC for US$12.00 per share in cash. On Jan 15, 2014, AsiaInfo announced the completion of the transaction. Pactera announced the receipt of a take-private proposal on May 20, 2013. On Oct 17, 2013, Pactera announced that it entered into definitive merger agreement to be acquired by a consortium led by Blackstone for US$7.30 per ADS in cash

[6] Chinasoft is a HKSE-listed company

[7] IBES estimates only include Needham research report published in Dec 3, 2013 as this is the only research report published post 3Q13 earnings

[8] 2013E management estimates of EBITDA and EPS add back management's estimated take-private related expenses of $10mm

Review of Consortium's Offer

3

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Goldman Sachs

Recent Trading Performance

INVESTMENT BANKING DIVISION



Closing Price (USD)
$5.4
$5.3
$5.1
$5.0
$4.8
$4.7
$4.6
Volume (000)
5,000
4,000
3,000
2,000
1,000
0
Jun-2013
Jul-2013
Sep-2013
Nov-2013
Jan-2014
Daily from 05-Jun-2013 to 17-Jan-2014
Volume
Iris Price
Jul 24, 2013
Edelweiss, which holds a 6.5% stake in Iris, entered into a Framework Agreement with Aries to join the Consortium
Aug 27, 2013
Reported below consensus 2Q13 results
Nov 4, 2013
Aries-led Consortium revised down its proposed offer price from $5.85 to $5.45 per ADS
Dec 4, 2013
Teng Yue Partners announced the revised Offer Price of $5.45 unacceptable, unwilling to sell their shares and participate in the offer
Jun 6, 2013
Received take-private proposal from Leo and Aries with the offer price of $5.85 per ADS; Share price increased by 8.2% on the day the proposal was received
Sep 13, 2013
Blackstone-led Consortium revised down its proposed offer price from $7.50 to $7.00 per ADS to take private Pactera, a competing US-listed Chinese IT Services company
Oct 17, 2013
Pactera announced that it entered into definitive merger agreement to be acquired by a consortium led by Blackstone for US$7.30 per ADS
Nov 26, 2013
Reported below consensus 3Q13 results
Jan 15, 2014
Asiainfo announced the completion of the acquisition by an investor consortium led by CITIC. Asiainfo shareholders will receive $12 in cash for each Asiainfo share of common stock. The per share price values Asiainfo at $887mm

Source: Bloomberg. Market data as of Jan 17, 2014

Market Perspectives on Iris

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Goldman Sachs

INVESTMENT BANKING DIVISION

Situation Assessment

Performance of Stock Indices since 1 Day prior to Announcement


190%
180%
170%
160%
150%
140%
130%
120%
110%
100%
90%
80%
70%
Indexed Price
69.8 %
52.0 %
23.4 %
15.1 %
12.7 %
7.6 %
4.7 %
(0.9)%
(11.5)%
5-Jun-2013
30-Jun-2013
25-Jul-2013
19-Aug-2013
13-Sep-2013
8-Oct-2013
2-Nov-2013
27-Nov-2013
22-Dec-2013
16-Jan-2014
Daily from 05-Jun-2013 to 17-Jan-2014
Iris
Chinasoft³
Bloomberg US China 55 Index⁴
US listed Chinese IT Services Companies¹
NYSE Composite Index
Bloomberg US China 55 Index - Internet ⁵
A-Share listed Chinese IT Services Companies²
Nasdaq Composite Index
Bloomberg US China 55 Index - Non Internet ⁶

Source: Bloomberg, market data as of Jan 17, 2014; AsiaInfo market data up to Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on Jan 15, 2014

[1] *US listed Chinese IT Services companies include AsiaInfo and Pactera*

[2] *A-Share listed Chinese IT Services companies include Neusoft and DHC*

[3] *Chinasoft is a HKSE-listed company*

[4] *Bloomberg US China 55 Index includes the 55 largest US listed Chinese companies by market capitalization*

[5] *Bloomberg US China 55 Index Internet Companies include 23 US-listed Chinese Internet companies, which include 21Vianet, 51job, AutoNavi, Baidu, Ctrip, Dangdang, E-House, eLong, Giant Interactive, LightInTheBox, NetEase, NQ Mobile, Perfect World, Phoenix New Media, Qihoo 360, Renren, SINA, Sohu.com, SouFun, Shanda Games , Vipshop, Youku Tudou, and YY*

[6] *Bloomberg US China 55 Index Non-Internet Companies is composed of the Bloomberg US China 55 Index, excluding the 23 companies referenced in footnote 5*

5

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INVESTMENT BANKING DIVISION

Wall Street Research Summary Perspectives for Iris

Needham Research Estimates[1]

(US$mm)	2013E	2014E
Net Revenue	**433.7**	**520.5**
% YoY Growth	*12.5 %*	*20.0 %*
Non-GAAP EBIT	**12.8**	**15.5**
% EBIT Margin	*3.0 %*	*3.0 %*
Non-GAAP Net Income	**7.8**	**14.0**
% Net Margin	*1.8 %*	*2.7 %*
Non-GAAP EPS (US$ per ADS)	**$ 0.13**	**$ 0.23**

Wall Street Research Commentary

"Iris reported weak 3Q results, with revenue and EPS coming in below guidance, consensus, and our estimates. Gross margin came in well below expectations, with pressure coming from new hires and less government subsidies, as well as persistent wage inflation. No updates were given on the go-private offer announced in early July (and updated in early November).

Iris is trading around $5.00, or 22x our new FY14 EPS estimate of $0.23. We believe upside is limited until there is increased visibility into demand, an improved margin outlook, and additional clarity on the go-private offer. Maintain HOLD."

— Needham, December 3, 2013

"The Iris 2Q results were disappointing, with revenue and EPS coming in below expectations. Gross margins and operating margins both decreased, with the company continuing to experience persistent cost inflation. The revenue contribution from China continues to expand, and reached 68.9% (up from 60.8% in 2Q FY12), while the other geographies continue to decline.

Iris is currently trading around $5.10, or 13x our reduced FY14 estimate of $0.38, and we believe that the upside from here will be limited until there is stabilization in the demand environment and an improved margin outlook. Also, we believe the stock will likely be range-bound until there is additional clarity on the $5.85/share go-private offer."

— Needham, August 28, 2013

Source: Broker research

[1] Needham research report published on Dec 3, 2013 post 3Q13 earnings announcement

Comparison of Selected Companies

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Goldman Sachs

Overview of Illustrative Value for Iris

Based on Management Projections

INVESTMENT BANKING DIVISION

Approach	Assumptions	$ Per ADS Range[6]
52-Week Trading Range	■ Jan 18, 2013 to Jan 17, 2014 ■ 52 week high at $5.62 on Mar 7, 2013 ■ 52 week low at $4.11 on Jan 17, 2013	4.11 – 5.62
Peer Trading Range (2014 P/E)	■ Based on 2014E net income[1] of $18.3mm and trading range of 8.9x-15.4x for Chinese peers ■ Chinese peers include AsiaInfo[2], ChinaSoft and Pactera[2]	2.60 – 4.48
Peer Trading Range (2015 P/E)	■ Based on 2015E net income[1] of $23.2mm and trading range of 8.3x-12.2x for Chinese peers ■ Chinese peers include AsiaInfo[2], ChinaSoft and Pactera[2]	3.06 – 4.53
Peer Trading Range (2013 EV/EBITDA)[4]	■ Based on adjusted 2013E EBITDA[3] of $49.4mm and trading range of 6.6x-9.2x for Chinese peers ■ Chinese peers include AsiaInfo[2], ChinaSoft and Pactera[2]	3.93 – 5.80
Peer Trading Range (2014 EV/EBITDA)[4]	■ Based on 2014E EBITDA of $52.2mm and trading range of 5.4x-9.8x for Chinese peers ■ Chinese peers include AsiaInfo[2], ChinaSoft and Pactera[2]	3.18 – 6.51
PV of Future Stock Price	■ PV of future stock price at YE 2017 based on 2018E net income[1] of $36.7mm and forward trading range of 8.9x-15.4x ■ Cost of Equity of 13.1% - 15.1%	2.97 – 5.50
DCF[5]	■ Based on mgmt projection from 4Q13E - 2018E ■ WACC of 11.8% - 13.8% ■ Perpetuity growth rate of 3.0% - 5.0%	1.50 – 2.70
Precedent Transactions[4]	■ Based on adjusted 2013E EBITDA[3] of $49.4mm ■ LTM EV/EBITDA range between 7.7x - 9.7x based on precedent transactions	4.71 – 6.16

Current Price[7]: $5.21

Offer Price: $5.60

Source: Management projections.

[1] *Non-GAAP net income attributable to Iris shareholders*

[2] *AsiaInfo and Pactera announced the receipt of take-private proposals on Jan 20, 2012 and May 20, 2013, respectively. On Jan 15, 2014, AsiaInfo announced the completion of its acquisition by a consortium led by CITIC for US$12.00 per share in cash. AsiaInfo market data as of Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on January 15, 2014*

On Oct 17, 2013, Pactera announced that it entered into definitive merger agreement to be acquired by a consortium led by Blackstone for US$7.30 per ADS in cash

[3] *2013E adjusted EBITDA adds back management's estimated take-private related expenses of $10mm*

[4] *Iris equity value derived as enterprise value less net debt and minority interest plus 25% of the outstanding balance of inter-company loan lent from Iris to ISST. As of September 30, 2013, Iris net debt was $73 mm, minority interest of non-ISST entities was $3 mm, and 25% of the outstanding ISST inter-company loan was $10 mm. Minority interest in ISST equivalent to 25% of ISST equity value, with ISST equity value calculated based on ISST standalone management projections of the corresponding year and same multiple range as the one applied to Iris*

[5] *Iris equity value derived as enterprise value less net debt and minority interest plus 25% of the outstanding balance of inter-company loan lent from Iris to ISST. As of September 30, 2013, Iris net debt was $73 mm, minority interest of non-ISST entities was $3 mm, and 25% of the outstanding ISST inter-company loan was $10 mm. Minority interest in ISST equivalent to 25% of ISST equity value, with ISST equity value derived using DCF methodology and based on ISST standalone management projections*

[6] *Based on 62.6 million fully diluted equivalent ADS's outstanding as of September 30, 2013*

[7] *Latest market data as of Jan 17, 2014;*

Review of Consortium's Offer

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INVESTMENT BANKING DIVISION

Iris Peer Trading Range

2014E and 2015E Price / Earnings1

2014E P/E

Median = 12.3x

17.7x 19.2x

14.7x 15.4x

9.1x

Iris Current Price Iris @ $5.60 Offer Price Chinasoft AsiaInfo Pactera

Trading Multiple Offer Price Implied Multiple2

2015E P/E

Median = 10.4x

14.0x 15.1x 11.2x 12.2x

8.5x

Iris Current Price Iris @ $ 5.60 Offer Price Chinasoft AsiaInfo Pactera

Trading Multiple Offer Price Implied Multiple2

Source: IBES estimates and management projections. Latest market data as of Jan 17, 2014; AsiaInfo market data as of Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on Jan 15, 2014

1 Using management projections for Iris and IBES estimates for Chinasoft, AsiaInfo and Pactera

2 AsiaInfo announced the receipt of a take-private proposal on January 20, 2012. On May 13, 2013, AsiaInfo announced that it entered into definitive merger agreement to be acquired by a consortium led by CITIC for US$12.00 per share in cash. On Jan 15, 2014, AsiaInfo announced the completion of the transaction. Pactera announced the receipt of a take-private proposal on May 20, 2013. On Oct 17, 2013, Pactera announced that it entered into definitive merger agreement to be acquired by a consortium led by Blackstone for US$7.30 per ADS in cash

Review of Consortium’s Offer 8

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INVESTMENT BANKING DIVISION

Iris Peer Trading Range

2013E and 2014E EV / EBITDA1

2013E EV / EBITDA

Median = 8.1x

8.2x 8.7x 9.2x 9.2x 6.9x

Iris Current Price Iris @ $5.60 Offer Price Chinasoft AsiaInfo Pactera

Trading Multiple Offer Price Implied Multiple2

2014E EV / EBITDA

Median = 7.7x

8.3x 9.8x

7.8x 7.8x 5.6x

Iris Current Price Iris @ $5.60 Offer Price Chinasoft AsiaInfo Pactera

Trading Multiple Offer Price Implied Multiple2

Source: IBES estimates and management projections. Latest market data as of Jan 17, 2014; AsiaInfo market data as of Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on Jan 15, 2014

1 Using management projections for Iris and IBES estimates for Chinasoft, AsiaInfo and Pactera

2 AsiaInfo announced the receipt of a take-private proposal on January 20, 2012. On May 13, 2013, AsiaInfo announced that it entered into definitive merger agreement to be acquired by a consortium led by CITIC for US$12.00 per share in cash. On Jan 15, 2014, AsiaInfo announced the completion of the transaction. Pactera announced the receipt of a take-private proposal on May 20, 2013. On Oct 17, 2013, Pactera announced that it entered into definitive merger agreement to be acquired by a consortium led by Blackstone for US$7.30 per ADS in cash

Review of Consortium’s Offer 9

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Goldman Sachs

Comparable Trading Multiples

Historical NTM-Time Weighted Trading Multiples

INVESTMENT BANKING DIVISION

Historical NTM-Time Weighted P/E[4]

	Period Avg	Max	Median	Min
Iris	8.3 x	22.8 x	7.0 x	4.8 x
Asiainfo-Linkage[1]	9.6	15.4	9.6	5.7
Chinasoft[2]	12.0	18.5	12.1	7.4
Pactera[1,3]	8.7	14.1	8.2	5.9



28x
24x
20x
16x
12x
8x
4x
NTM-Time Weighted P/E Multiple
22.7x
15.4x
14.3x
8.8x
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
Daily from 17-Jan-2012 to 17-Jan-2014

Historical NTM-Time Weighted EV/EBITDA[5]

	Period Avg	Max	Median	Min
Iris	5.4 x	10.0 x	4.4 x	2.9 x
Asiainfo-Linkage[1]	7.0	10.6	6.3	2.5
Chinasoft[2]	5.7	9.4	5.7	3.1
Pactera[1, 3]	5.5	8.9	5.2	3.6



18x
16x
14x
12x
10x
8x
6x
4x
2x
NTM-Time Weighted EBITDA Multiple
9.2x
7.8x
5.2x
4.0x
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
Daily from 17-Jan-2012 to 17-Jan-2014

Iris — AsiaInfo[1] — Chinasoft[2] — Pactera[13]

Source: Bloomberg, Capital IQ and IBES Estimates. Market data as of Jan 17, 2014; AsiaInfo market data up to Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on Jan 15, 2014

[1] AsiaInfo and Pactera are US listed companies

[2] Chinasoft is a HKSE-listed company

[3] Merger between VanceInfo and HiSoft was announced in August 2012 and completed in November 2012. VanceInfo shares have been cancelled in exchange for Pactera shares. The merged entity was subsequently renamed Pactera in November 2012. Pactera's pre-merger multiples assume multiples of HiSoft

[4] NTM P/E for Iris increased in late Dec because the net income projection was reduced by Needham in its post 3Q2013 research update

[5] No IBES estimates for EBITDA available for Iris since its 2Q13 earnings announcement

Market Perspectives on Iris

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INVESTMENT BANKING DIVISION

Illustrative Public Market Present Value of Future Stock Price Analysis

Based on 1 Year Forward P/E Multiples

Illustrative Future Value of ADS Price1 Illustrative Present Values of 2017 Stock Price2, 3

$ 9.00

Illustrative Cost of Equity

$ 6.77 $7.18 $ 7.11

$3.45 13.1% 13.6% 14.1% 14.6% 15.1%

$5.69 $ 5.67

$5.21 $ 5.35 8.9x $ 3.18 $ 3.13 $ 3.07 $ 3.02 $ 2.97

$4.48 $4.50 Multiple

$3.54 $ 5.21 10.5x $ 3.76 $ 3.70 $ 3.63 $ 3.57 $ 3.51

$4.16 P/E

$3.30 $ 3.92 12.1x $ 4.34 $ 4.27 $ 4.19 $ 4.12 $ 4.05

$2.60

13.8x $ 4.92 $ 4.83 $ 4.75 $ 4.67 $ 4.59

Today 2013E 2014E 2015E 2016E 2017E Illustrative

15.4x $ 5.50 $ 5.40 $ 5.31 $ 5.22 $ 5.13

8.9x forward P/E 12.1x forward P/E 15.4x forward P/E

2014E-2018E

2012A 2013E 2014E 2015E 2016E 2017E 2018E CAGR

Non-GAAP Net Income4 37.1 16.0 18.3 23.2 27.6 29.3 36.7 18.1%

Source: Management projections

1 Based on projected non-GAAP net income multiplied by P/E. ADS price as of Jan 17, 2014

2 Present value is discounted to end of 2013. 2018E Non-GAAP Income of $36.7mm. Refer to page 15 for cost of equity calculation

3 Diluted equivalent ADS’s outstanding of 62.6 million

4 Non-GAAP net income attributable to Iris shareholders

Financial Analysis 11

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INVESTMENT BANKING DIVISION

Discounted Cash Flow for Iris

(US$ in millions except per share data)

Assumptions Free Cash Flow Calculation

Iris management projections for 4Q13E to 2018E Terminal

4Q13E 2014E 2015E 2016E 2017E 2018E Year

Assumes lower effective tax rate of 11% in 2014E

and 15% in 4Q13E and from 2015E to 2018E due Revenue 131 529 617 684 747 812 812 to certain PRC government subsidies and tax EBITDA (After SBC) 9 43 54 62 65 64 64 breaks; Assumes statutory PRC tax rate of 25% in

terminal year EBIT (Before SBC) 8 34 42 46 47 53 56

Terminal year based on same financial figures and Income Tax Expenses (1) (4) (6) (7) (7) (8) (14)

assumptions as 2018E, other than changes in WC Tax-Effected EBITDA 8 39 48 55 58 56 50 to reflect long-term PGR assumptions and Capital Expenditures (16) (15) (16) (17) (18) (20) (20)

normalize D&A to be equal to annual capex

(Increase)/Decrease in WC 29 (25) (29) (13) (22) (19) (9)

Iris Sep 30, 2013 net debt of $73 mm1 and non-

ISST minority interest of $3 mm; Value of ISST Unlevered Free Cash Flow 21 (1) 3 25 17 17 21

minority interest calculated using DCF of ISST2 Expected Tax Rate 15% 11% 15% 15% 15% 15% 25%

All cash flows are discounted to September 30,

2013 with mid-year conversion

DCF Analysis

Illustrative Iris Equity Value Per ADS3 Implied Iris Terminal Year P/E Multiple3 % of EV from Terminal Value

Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate

$1.926 3.0% 3.5% 4.0% 4.5% 5.0% 347.8% 3.0% 3.5% 4.0% 4.5% 5.0% 70% 3.0% 3.5% 4.0% 4.5% 5.0%

11.8% 2.05 2.18 2.33 2.51 2.70 11.8% 3.7x 3.9x 4.2x 4.5x 4.9x 11.8% 70.2% 71.5% 72.8% 74.2% 75.6%

12.3% 1.89 2.01 2.14 2.29 2.46 12.3% 3.4x 3.6x 3.9x 4.1x 4.4x 12.3% 68.8% 70.0% 71.4% 72.7% 74.1%

WACC 12.8% 1.75 1.85 1.97 2.10 2.24 WACC 12.8% 3.2x 3.3x 3.6x 3.8x 4.0x WACC 12.8% 67.4% 68.6% 69.9% 71.2% 72.6%

13.3% 1.62 1.71 1.81 1.93 2.05 13.3% 2.9x 3.1x 3.3x 3.5x 3.7x 13.3% 66.1% 67.3% 68.5% 69.8% 71.1%

13.8% 1.50 1.58 1.67 1.77 1.89 13.8% 2.7x 2.9x 3.0x 3.2x 3.4x 13.8% 64.7% 65.9% 67.1% 68.4% 69.7%

Source: Management projections

1 Net debt as of September 30, 2013 of $73 mm include cash and cash equivalents of $86 mm and total debt of $159 mm

2 Minority interest in ISST equivalent to 25% of ISST equity value. ISST equity value is derived from DCF methodology, using ISST standalone management projections, same PGR and WACC assumptions as the group

3 Iris equity value derived as enterprise value less net debt and minority interest plus 25% of the outstanding balance of inter-company loan lent from Iris to ISST. As of September 30, 2013, Iris net debt was $73 mm, minority interest of non-ISST entities was $3 mm, and 25% of the outstanding ISST inter-company loan was $10 mm

Financial Analysis 12

STRICTLY CONFIDENTIAL AND PRELIMINARY DRAFT

Goldman Sachs

Selected IT Services Precedent Transactions

INVESTMENT BANKING DIVISION

Date Announced	Acquiror	Target	Status	% Stake	Equity Valuation (mm) (1)	Enterprise Valuation (mm) (1)	Premium prior to Ann. Date: 1 Day	Premium prior to Ann. Date: 1 Week	Premium prior to Ann. Date: 1 Month	Enterprise Value Multiples: Sales LTM	Enterprise Value Multiples: EBITDA LTM
May-2013[1]	Blackstone-led investor group	Pactera	Announced	100%	$ 672	$ 547	39 %	43 %	29 %	0.8 x	8.1 x
Dec-2012	Bain Capital	Atento	Completed	100%	$ 976	$ 1,345	NA	NA	NA	0.6 x	6.5 x
Jul-2012	SAIC Inc	MaxIT Healthcare	Completed	100%	$ 493	$ 493	NA	NA	NA	NA	NA
May-2012	CGI Holdings Europe Ltd	Logica	Completed	100%	$ 2,590	$ 3,085	60 %	60 %	33 %	0.5 x	7.0 x
Mar-2012	NEC Corp.	Convergys' Information Mgmt business	Completed	100%	$ 450	$ 450	NA	NA	NA	NA	NA
Jan-2012[2]	CITIC Capital	AsiaInfo-Linkage	Announced	100%	$ 894	$ 597	21 %	51 %	80 %	1.3 x	5.3 x
Apr-2011	Apax Partners LP	Activant Solutions	Completed	100%	$ 973	$ 890	NA	NA	NA	2.4 x	7.9 x
Jan-2011	Investor Group	Patni Computer Systems	Completed	63%	$ 1,502	$ 1,150	9.4 %	7.2 %	10.9 %	1.6 x	8.2 x
Oct-2010	NTT Data	Keane	Completed	100%	NA	NA	NA	NA	NA	NA	NA
Oct-2010	Fidelity National Information	Capco	Completed	100%	$ 292	$ 292	NA	NA	NA	NA	NA
Aug-2010	PricewaterhouseCoopers	Diamond Management	Completed	100%	$ 256	$ 318	31.0 %	23.5 %	16.5 %	1.4 x	14.6 x
Jul-2010	NTT	Dimension Data	Completed	100%	$ 3,153	$ 2,888	18.1 %	27.8 %	19.8 %	0.7 x	10.4 x
Jun-2010	NTT Data	Intelligroup	Completed	97%	$ 192	$ 174	28 %	27 %	24 %	1.3 x	10.7 x
May-2010	Apax Partners LP	Tivit	Completed	54%	$ 901	$ 939	10 %	5 %	1 %	1.8 x	9.3 x
Sep-2009	Dell	Perot System	Completed	100%	$ 3,699	$ 3,772	68 %	75 %	77 %	1.4 x	13.6 x
Sep-2009	Adobe Systems Inc	Omniture Inc	Completed	100%	$ 1,639	$ 1,787	26 %	40 %	52 %	NA	NM
Sep-2008	HCL	Axon	Completed	100%	$ 770	$ 735	3 %	7 %	7 %	1.7 x	10.7 x
			High		$ 3,699	$ 3,772	68 %	75 %	80 %	2.4 x	14.6 x
			Mean		1,216	1,216	28	33	32	1.3	9.4
			Median		897	813	26	28	24	1.4	8.7
			Low		192	174	3	5	1	0.5	5.3

Source: Public filings, CapIQ

[1] Multiples are based on the $7.30 per ADS bid price for Pactera by Blackstone-led investor group on October 17, 2013

[2] Multiples are based on the final $12.00 per share bid price for Asialnfo by CITIC-led buyer consortium, which was completed on January 15, 2014

Review of Consortium's Offer

13

STRICTLY CONFIDENTAL AND PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Appendix A: Illustrative Weighted Average Cost of Capital Calculation

STRICTLY CONFIDENTAL AND PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

WACC Calculation

Overview of WACC Calculation

WACC K d1 t D Yc 1 t C K e E

L L L

K e R f eERP)

Kd = Pre-tax cost of debt Yc = Pre-tax yield on free cash

Ke = Cost of Equity t = Tax rate

L = Levered value (Equity + Debt – Cash) at market value

DL = Debt percentage in target capital structure

C = Permanent excess cash percentage in target capital structure

L

E = Equity percentage in target capital structure

L

Rf = Risk-free rate ?e = Equity beta ERP = Equity risk premium

WACC Calculation

Cost of Debt Target Capital Structure

Pre-Tax Cost of Debt 10.0% D / (D+E) 20.0%

Marginal Tax Rate 25.0% E / (D+E) 80.0%

Post-Tax Cost of Debt 7.5% Total 100.0%

Cost of Equity WACC Calculations

Risk Free Rate 3.4% Cost of Debt 7.5%

Risk Premium 6.7% Cost of Equity 14.1%

Beta 1.60 WACC 12.8%

Cost of Equity 14.1%

Assumptions

D/(D+E) 20.0% Management estimate considering market conditions

Target and future strategic expansion alternatives

Capital

Structure E/(D+E) 80.0% 1 – D/(D+E)

Long-term cost of unsecured debt considering

Cost of Kd 10.0% Company’s capital structure and financial conditions

Debt

T 25.0% Management projection

30 year US government bond maturing in Feb 2031

Rf 3.39% (in c.20 years)

Cost of Two-year historical beta of Ciber from the last two

Equity ?e 1.60 years

ERP 6.70% Ibbotson’s U.S. equity risk premium from 1926—2012

Sources: Ibbotson Associates, Axioma and latest publicly available financial statements

WACC Sensitivity Analysis

Beta

$0.13 1.40 1.50 1.60 1.70 1.80

10.0% 12.2% 12.8% 13.4% 14.1% 14.7%

15.0% 12.0% 12.5% 13.1% 13.7% 14.3%

(D+E) 20.0% 11.7% 12.3% 12.8% 13.3% 13.9%

/

D

25.0% 11.5% 12.0% 12.5% 13.0% 13.5%

30.0% 11.2% 11.7% 12.1% 12.6% 13.1%

Illustrative Weighted Average Cost of Capital Calculation 15

STRICTLY CONFIDENTAL AND PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Appendix B: Comparison of Selected Companies

STRICTLY CONFIDENTIAL AND PRELIMINARY DRAFT

Goldman Sachs

Comparison of Selected Companies

(US$ in millions except per share data)

INVESTMENT BANKING DIVISION

Company	Closing Price 17-Jan-2014	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2013	EBITDA 2014	EBITDA 2015	Calendarized P/E Multiples (2) 2013	P/E 2014	P/E 2015	5-Year EPS CAGR (2)	PE/5-Year EPS CAGR (2) 2013	2014	2015	13E-15E Revenue CAGR
Iris - Management Projections	$ 5.21	86 %	$ 324	$ 404	8.2 x	7.8 x	6.4 x	12.5 x	17.7 x	14.0 x	NA	NA	NA	NA	17.1%
Iris - IBES	5.21	86	324	404	NA	NA	NA	40.1	22.7	NA	NA	NA	NA	NA	NA
Offshore Chinese IT Services Companies															
AsiaInfo (3)	$ 11.99	100 %	$ 897	$ 576	9.2 x	9.8 x	10.3 x	NM	15.4 x	12.2 x	7.0 %	NA	2.2 x	1.7 x	10.3 %
Pactera	$ 7.11	87	640	510	6.6	5.4	4.7	11.1	8.9	8.3	17.0	0.7	0.5	0.5	11.6
Chinasoft	HKD 2.16	83	499	525	9.2	7.8	5.8	17.7	14.7	11.2	NA	NA	NA	NA	22.9
Mean		90 %	$ 679	$ 537	8.3 x	7.7 x	6.9 x	14.4 x	13.0 x	10.6 x	12.0 x	0.7 x	1.4 x	1.1 x	14.9 %
Median		87	640	525	9.2	7.8	5.8	14.4	14.7	11.2	12.0	0.7	1.4	1.1	11.6
A Share China IT Services Companies															
DHC Software	CNY 31.95	90 %	$ 3,643	$ 3,636	24.2 x	18.4 x	13.9 x	28.3 x	20.7 x	15.4 x	19.7 %	1.4 x	1.1 x	0.8 x	26.8 %
Neusoft	12.77	70	2,591	2,683	NA	NA	NA	28.4	22.4	15.2	9.6	3.0	2.3	1.6	28.4
Mean		80 %	$ 3,117	$ 3,159	24.2 x	18.4 x	13.9 x	28.3 x	21.6 x	15.3 x	14.6 x	2.2 x	1.7 x	1.2 x	27.6 %
Median		80	3,117	3,159	24.2	18.4	13.9	28.3	21.6	15.3	14.6	2.2	1.7	1.2	27.6

Note: Iris IBES estimates are based on the Needham research report published on Dec 3, 2013;

1 Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding

2 Projected revenues, EBITDA, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December

3 AsiaInfo market data as of as of Jan 15, 2014 due to delisting of stock from the Exchange when it completed its merger with the CITIC-led buyer consortium on Jan 15, 2014

Comparison of Selected Companies 17

STRICTLY CONFIDENTIAL AND PRELIMINARY DRAFT

INVESTMENT BANKING DIVISION

Comparison of Selected Companies (Cont'd)

(US$ in millions except per share data)

Company	Closing Price 17-Jan-2014	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2013	EBITDA 2014	EBITDA 2015	Calendarized P/E Multiples (2) 2013	P/E 2014	P/E 2015	5-Year EPS CAGR (2)	PE/5-Year EPS CAGR (2) 2013	2014	2015	13E-15E Revenue CAGR
Indian IT Services Companies															
Tata	INR 2,215.65	93 %	$ 70,559	$ 69,684	18.3 x	15.1 x	13.2 x	24.7 x	20.4 x	17.7 x	22.8 %	1.1 x	0.9 x	0.8 x	16.6 %
Infosys	3,728.05	99	34,634	30,501	14.3	12.1	10.6	20.6	17.6	15.3	15.3	1.3	1.2	1.0	13.7
Cognizant Tech	$ 99.34	98	30,455	27,094	14.8	12.9	10.9	24.7	21.0	18.0	18.0	1.4	1.2	1.0	17.2
Wipro	INR 552.45	96	22,124	20,331	13.5	11.8	10.5	18.4	16.1	14.3	15.7	1.2	1.0	0.9	12.7
HCL Technologies	1,381.15	99	15,301	14,465	12.7	10.3	9.3	19.8	15.9	13.8	17.6	1.1	0.9	0.8	13.8
Genpact	$ 18.12	85	4,365	4,531	12.1	10.7	9.8	16.0	16.0	14.5	15.0	1.1	1.1	1.0	12.0
MphasiS	INR 410.25	80	1,408	1,215	NA	7.6	6.2	NA	12.3	10.4	9.3	NA	1.3	1.1	61.0
iGATE	$ 36.84	89	2,393	3,253	11.4	10.6	10.0	19.6	18.5	15.5	15.0	1.3	1.2	1.0	9.1
Hexaware	INR 134.05	92	663	573	6.8	6.1	5.7	10.6	9.6	9.0	13.7	0.8	0.7	0.7	13.5
	Mean	92 %	$ 20,211	$ 19,072	13.0 x	10.8 x	9.6 x	19.3 x	16.4 x	14.3 x	15.8 %	1.2 x	1.1 x	0.9 x	18.8 %
	Median	93	15,301	14,465	13.1	10.7	10.0	19.7	16.1	14.5	15.3	1.2	1.1	1.0	13.7
US IT Services Companies															
Accenture	$ 84.43	99 %	$ 55,515	$ 51,499	10.9 x	10.3 x	9.7 x	19.6 x	18.2 x	16.7 x	12.0 %	1.6 x	1.5 x	1.4 x	5.1 %
CGI	CAD 35.42	87	10,576	13,109	9.1	8.0	NA	14.5	12.0	10.9	8.0	1.8	1.5	1.4	3.2
Computer Sciences Corp	$ 55.45	99	8,438	9,232	4.8	4.4	4.1	16.8	13.3	11.8	8.0	2.1	1.7	1.5	1.8
CIBER	4.06	81	310	306	NA	NA	NA	35.3	17.3	11.0	NA	NA	NA	NA	NA
	Mean	92 %	$ 18,710	$ 18,537	8.2 x	7.6 x	6.9 x	21.5 x	15.2 x	12.6 x	9.3 %	1.8 x	1.6 x	1.4 x	3.4 %
	Median	93	9,507	11,170	9.1	8.0	6.9	18.2	15.3	11.4	8.0	1.8	1.5	1.4	3.2
Europe IT Services Companies															
Cap Gemini	€ 51.77	100 %	$ 11,059	$ 10,849	7.6 x	7.2 x	6.6 x	17.0 x	14.9 x	13.6 x	11.0 %	1.5 x	1.4 x	1.2 x	3.1 %
Atos	66.75	98	10,272	9,818	7.6	7.0	6.6	15.5	14.2	12.8	15.5	1.0	0.9	0.8	2.0
Tieto	16.91	92	1,768	1,882	6.7	6.2	6.0	12.0	11.0	10.5	3.5	3.4	3.1	3.0	0.1
	Mean	97 %	$ 7,700	$ 7,516	7.3 x	6.8 x	6.4 x	14.8 x	13.4 x	12.3 x	10.0 %	2.0 x	1.8 x	1.7 x	1.7 %
	Median	98	10,272	9,818	7.6	7.0	6.6	15.5	14.2	12.8	11.0	1.5	1.4	1.2	2.0

[1] *Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding*
[2] *Projected revenues, EBITDA, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December*

Comparison of Selected Companies 18